UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported)
August 27, 2007 (August 22, 2007)
COVENTRY HEALTH CARE, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-16477	52-2073000

(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification
incorporation)		Number)
6705 Rockledge Drive, Suite 900, Bethesda, Maryland 20817
(Address of principal executive offices) (Zip Code)
(301) 581-0600
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 1.01	Entry into a Material Definitive Agreement
Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
Item 9.01	Financial Statements and Exhibits
Ex-1.1	Underwriting Agreement
Ex-4.1	First Supplemental Indenture between Coventry Health Care, Inc. and Union Bank of California, N.A.
Ex-4.2	Officers’ Certificate pursuant to the Indenture, dated August 27, 2007
Ex-4.3	Global note

Item 1.01 Entry into a Material Definitive Agreement
     On August 27, 2007, Coventry Health Care, Inc. (the “Company”) completed the sale of $400 million aggregate principal amount of its 6.30% Senior Notes due 2014 (the “Notes”) at the issue price of 99.575% per Note. The Notes were sold pursuant to an underwriting agreement (the “Underwriting Agreement”) dated August 22, 2007 among the Company, Goldman, Sachs & Co., Citigroup Global Markets Inc. and J.P. Morgan Securities Inc., as representatives of the underwriters named therein. The Underwriting Agreement contains customary representations, warranties and agreements of the Company, conditions to closing, indemnification rights and obligations of the parties and termination provisions. The Notes were issued pursuant to the First Supplemental Indenture between the Company and Union Bank of California, N.A., as trustee, dated August 27, 2007 (the “Supplemental Indenture”), to that certain Indenture dated as of March 20, 2007 between the Company and The Bank of New York, as trustee (together with the Supplemental Indenture, the “Indenture”).
     The Notes bear interest at a rate of 6.30% per annum, payable semiannually, and mature on August 15, 2014. Upon the occurrence of an Event of Default (as defined in the Indenture), the trustee or the holders of 25% of the principal amount of the outstanding Notes may require the Company to pay all of the principal amount of the Notes and all accrued and unpaid interest thereon. The Company may redeem the Notes, in whole or part, from time to time pursuant to the “make whole” provision set forth in the Indenture. The global note representing the Notes is filed as an exhibit hereto.
     The Notes were offered and sold by the Company pursuant to its automatic shelf registration statement, as defined in Rule 405 of the Securities Act of 1933, as amended, on Form S-3 (File Number 333-145619), filed with the Securities and Exchange Commission on August 22, 2007, as supplemented by the final prospectus filed with the Securities and Exchange Commission on August 23, 2007.
     The above description of the Underwriting Agreement, the Indenture and the Notes is qualified in its entirety by reference to the Underwriting Agreement, the Indenture, the Officers’ Certificate pursuant to the Indenture setting forth the terms of the Notes and the global note, each of which is filed as an exhibit to this report and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
     The information set forth under Item 1.01 above with respect to the Notes is hereby incorporated by reference into this Item 2.03, insofar as it relates to the creation of a direct financial obligation.
Item 9.01 Financial Statements and Exhibits
     (d) Exhibits

Exhibit Number	Description
1.1
Underwriting Agreement, dated August 22, 2007, by and among Coventry Health Care, Inc., Goldman Sachs & Co., Citigroup Global Markets Inc. and J.P. Morgan Securities Inc., as representatives of the underwriters named therein.

4.1
First Supplemental Indenture between Coventry Health Care, Inc. and Union Bank of California, N.A., dated August 27, 2007, to that certain Indenture, dated as of March 20, 2007, between the Company and The Bank of New York, as trustee, which is incorporated by reference herein to the Company’s Current Report on Form 8-K dated March 20, 2007.

4.2	Officers’ Certificate pursuant to the Indenture, setting forth the terms of the Notes.

4.3	Global note.

Signature(s)
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

COVENTRY HEALTH CARE, INC.
By:	/s/ Shawn M. Guertin
	Name:	Shawn M. Guertin
	Title:	Executive Vice President, Chief Financial Officer and Treasurer

Date: August 27, 2007